SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K
                                    --------
                                 CURRENT REPORT




Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934





          Date of Report (Date of Earliest Event Reported) May 13, 2003



COMMISSION FILE NUMBER:  1-5555


                            WELLCO ENTERPRISES, INC.
                            -------------------------
               (Exact name of registrant as specified in charter)


NORTH CAROLINA                                         56-0769274
-------------------                        -------------------------------------
(State of Incorporation)                   ( I.R.S. Employer Identification No.)




            150 Westwood Circle, P.O. Box 188, Waynesville, NC 28786
            --------------------------------------------------------
                     (Address of Principal Executive Office)


Registrant's telephone number, including area code 828-456-3545
                                                   ------------





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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

c) Exhibits. The following exhibits are filed with this document.

         99.1     Press Release dated May 13, 2003


ITEM 9.  Regulation FD Disclosure (Pursuant to Item 12)

In accordance with SEC Release No. 33-8216, the following information, intended to be furnished under "Item 12, Results of Operations and Financial Condition," is instead furnished under "Item 9, Regulation FD disclosure."

On May 13, 2003, Wellco Enterprises, Inc. issued a press release regarding its operating results for the nine months and quarter ended March 29, 2003, expected shipments for the fourth quarter of fiscal year 2003, and a cash dividend declaration.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             WELLCO ENTERPRISES, INC.






 /s/ David Lutz
 David Lutz
 President - Chief Executive Officer


Dated: May 13, 2003










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                                                                Exhibit 99.1

          WELLCO ENTERPRISES, INC. ANNOUNCES OPERATING RESULTS FOR THE FISCAL NINE MONTHS AND QUARTER ENDED MARCH 29, 2003, EXPECTED SHIPMENTS
          FOR THE FOURTH QUARTER OF FISCAL YEAR 2003, AND CASH DIVIDEND

Waynesville, North Carolina, May 13, 2003--Wellco Enterprises, Inc. (AMEX-WLC) today reported for the nine months period ended March 29, 2003 (current period), that net income was $432,000, equivalent to basic and diluted earnings per share of $.36, from revenues of $16,078,000. This compares to net income of $808,000, equivalent to basic earnings per share of $.69 and diluted earnings per share of $.67, from revenues of $15,134,000 in the prior year nine month period ended March 30, 2002 (prior period).

Income in the prior period includes interest income of $234,000 which represents the reversal of previously accrued imputed interest related to a December 29, 1995 repurchase by Wellco of 1,531,272 shares of its common stock. Insurance costs in the current period increased by $162,000, primarily due to increased employee medical expenses for which the Company is self funded. Shipments of boots to the Defense Supply Center Philadelphia (DSCP) were under extensions of an old contract at prices which were reduced to the level of those currently offered by Wellco on an open contract solicitation. This reduced gross profit by $120,000.

For the three month period ended March 29, 2003 (current period), net loss was $26,000, equivalent to basic and diluted loss per share of ($.02), from revenues of $5,572,000. This compares with net income of $368,000, equivalent to basic earnings per share of $.31 and diluted earnings per share of $.30, from revenues of $5,174,000 in the prior year quarter ended March 30, 2002 (prior period).

Compared to the prior period, insurance costs in the current period increased $98,000, and lower prices on boots shipped under contract extensions reduced margins by $42,000. Although total revenues increased, sales of pairs of certain products with more favorable margins decreased by 16%, as a result of delay in DSCP issuing the most recent of the above mentioned contract extensions.

In late March 2003, DSCP invoked its surge option under Wellco's major boot contract. Under surge, Wellco is to make as many boots as fast as reasonably possible, and DSCP is to reimburse Wellco for excess costs caused by the surge effort. Based on information supplied by DSCP, surge is expected to last throughout the fourth quarter of fiscal year 2003, which will end June 28, 2003. Wellco estimates that it will ship between 90,000 and 120,000 pairs during this quarter, compared to 56,000 pairs in the prior year fourth quarter. Surge is expected to extend into at least part of the first quarter of fiscal year 2004. However, it is the option of DSCP to unilaterally terminate its surge option at any time.

In late May 2003, Wellco is to submit to DSCP its initial 2,000 pair lot of the Army's new Infantry Combat Boot (ICB), under a contract awarded in March 2003. Subject to successful testing of this initial lot, deliveries of production quantities against this contract are expected to begin in November 2003. This contract is for a period of one year with four annual options exercisable by the DSCP, yielding revenues which may range from a minimum of $9.2 million to a maximum of $22.4 million per year. In addition, the company's response to a DSCP solicitation for Direct Molded Sole (DMS) boots remains pending for anticipated contract awards presently scheduled for May 16, 2003, though further delay in such awards is deemed possible.

At a May 13, 2003 meeting, the Board of Directors declared a cash dividend of $.10 (ten cents) per share to all shareholders of record on May 26, 2003,


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payable on June 27, 2003.

Except for historical information, news release includes forward looking statements that involve risks and uncertainties, including, but not limited to, the receipt of contracts from the DSCP and the performance thereunder, the ability to control costs under fixed price contracts, the cancellation of contracts, and other risks detailed from time to time in the Company's Securities and Exchange Commission filings, including Form 10-K for the year ended June 29, 2002 and Form 10-Q for the period ended March 29, 2003. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management. Actual results may differ materially from management expectations. The Company assumes no obligation to update any forward-looking statements.


                         CONSOLIDATED OPERATING RESULTS
                                   (UNAUDITED)
        (000's omitted except for per share amounts and number of shares)

                                      Fiscal Three Months Ended                 Fiscal Nine Months Ended
                                      March 29,            March 30,            March 29,           March 30,
                                           2003                 2002                 2003                2002
Revenues                                 $5,572               $5,174              $16,078             $15,134
Operating Income (Loss)                     (26)                 384                  530                 625
Interest Expense                             (6)                  (4)                 (22)                (28)
Interest Income                               1                    3                    6        (A)      257
Income (Loss) Before Income Taxes           (31)                 383                  514                 854
Income Tax Provision (Benefit)               (5)                  15                   82                  46
Net Income (Loss)                           (26)                 368                  432                 808
Basic Earnings (Loss) Per Share          ($0.02)               $0.31                $0.36               $0.69
Diluted Earnings (Loss) Per Share        ($0.02)               $0.30                $0.36               $0.67
Weighted Average Number of Common
Shares Outstanding:
  For Basic Earnings Per Share        1,185,746            1,180,697            1,185,365           1,170,497
  For Diluted Earnings Per Share      1,185,746            1,237,577            1,215,378           1,214,299
(A) Fiscal Nine Months Ended March 30, 2002 includes $234,000 of interest income from reversal of previously accrued imputed interest.

Contact:
Wellco Enterprises, Inc.
Waynesville, North Carolina
David Lutz,  President and CEO
Phone: 828-456-3545, extension 102



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